Exhibit 5.1

[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

September 27, 2013

Liberty Property Limited Partnership

500 Chesterfield Parkway

Malvern, PA 19355

Re:	Liberty Property Limited Partnership
Registration and Issuance of $450,000,000 of 4.400% Senior Notes due 2024

Ladies and Gentlemen:

We have served as counsel to Liberty Property Trust, a Maryland real estate investment trust (the “Company”), in its capacity as sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Partnership”), and to the Partnership, in connection with certain matters arising out of the registration and issuance by the Partnership of $450,000,000 aggregate principal amount of the Partnership’s 4.400% Senior Notes due 2024 (the “Notes”). The Notes are being sold pursuant to an Underwriting Agreement, dated as of September 24, 2013 (the “Underwriting Agreement”), by and among the Company, the Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives for the several underwriters named therein (collectively, the “Underwriters”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The declaration of trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

2.                                      The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

3.                                      The Second Restated and Amended Agreement of Limited Partnership of the Partnership, dated as of October 22, 1997, as amended (the “Limited Partnership Agreement”), certified as of the date hereof by an officer of the Company;

4.                                      The Certificate of Limited Partnership of the Partnership, as amended, certified as of a recent date by the Commonwealth of Pennsylvania Department of State;

5.                                      Resolutions of the Board of Trustees of the Company (the “Resolutions”), relating to, among other things, (a) the authorization and approval by the Company, in its capacity as sole general partner of the Partnership, of the issuance, sale, execution and delivery by the Partnership of the Notes, upon such terms and conditions as may be established by the officers of the Company authorized to establish such terms and conditions by the Company’s Board of Trustees, (b) the authorization of the execution, delivery and performance of the Indenture (as hereinafter defined) by the Partnership and (c) the authorization of the execution, delivery and performance of the Underwriting Agreement by the Partnership, certified as of the date hereof by an officer of the Company;

6.                                      A telephonic update from a private corporation service company as to the subsistence of the Partnership as of the date hereof;

7.                                      The Registration Statement on Form S-3 (No. 333-173951) (the “Registration Statement”), as filed by the Company and the Partnership with the Securities and Exchange Commission (the “Commission”) on May 5, 2011 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), registering for sale certain securities, including the Notes; the prospectus included in the Registration Statement, dated May 5, 2011 (the “Base Prospectus) and the prospectus supplement, dated September 24, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), in the form in which it was transmitted to the Commission for filing under the Securities Act;

8.                                      A copy of the executed Underwriting Agreement, certified as of the date hereof by an officer of the Company;

9.                                      A copy of the executed Senior Indenture, dated as of September 22, 2010 (the “Base Indenture”), between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture thereto, to be dated as of September 27, 2013 (as so supplemented, the “Indenture”), certified as of the date hereof by an officer of the Company;

10.                               A copy of the executed global certificate (the “Global Certificate”), evidencing the aggregate principal amount of the Notes, certified as of the date hereof by an officer of the Company;

11.                               A copy of the Partnership’s Order for Authentication and Delivery pursuant to Section 303 of the Indenture, as executed and delivered, certified as of the date hereof by an officer of the Company; and

12.                               Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

(a)                                 Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b)                                 Each individual executing any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so.

(c)                                  Each of the parties (other than the Company or the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

(d)                                 All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Notes have been duly authorized by all necessary partnership action on the part of the Partnership, and the Global Certificate evidencing the Notes has been duly executed by the Partnership and, when duly authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor specified in the Underwriting Agreement, the Notes will be valid and binding obligations of the Partnership.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Pennsylvania and the State of New York and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Pennsylvania and the State of New York, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the Commonwealth of Pennsylvania and the State of New York, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Current Report on Form 8-K and incorporated by reference into the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K, the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption Legal Matters in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP